Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No. ______)

Filed by the Registrant                             [X]
Filed by a Party other than the Registrant          [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the
[X] Definitive Proxy Statement           Commission Only (as permitted by Rule
[ ] Definitive Additional Materials      14a-6(e)(2))
                                     [ ] Soliciting Material Pursuant to Rule
                                         14a-11(c) or Rule 14a-12


                             North American Funds
               ------------------------------------------------
                 (Name of Registrant as Specified in Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

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(4)  Date Filed:

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

                             NORTH AMERICAN FUNDS

                                NORTH AMERICAN
                              EQUITY INCOME FUND

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                  To be held
                                 May 12, 1999

To the Shareholders of the North American Equity Income Fund:

  Notice is hereby given that a Special Meeting of Shareholders of the North American Equity Income Fund (the "Fund") will be held at the offices of Cypress Holding Company, Inc., 125 High Street, 14th Floor, Boston, Massachusetts 02110 on May 12, 1999 at 10:00 a.m. Eastern time, or at such adjourned time as may be necessary for the holders of a majority of the outstanding shares of the Fund to vote (the "Meeting"), for the following purposes:

    I. To approve or disapprove a new Sub-Advisory Agreement for the Fund between CypressTree Asset Management Corporation, Inc. and Global Alliance Value Investors, LTD.

    II. To transact such other business as may properly come before the Meeting.

  The matter referred to above in I is discussed in detail in the Proxy Statement attached to this Notice. The Board of Trustees has fixed the close of business on March 15, 1999 as the record date for determining shareholders entitled to notice of, and to vote at, the Meeting. Each share of the Fund entitles its holder to one vote.

  You are cordially invited to attend the Meeting. If you do not expect to attend, you are requested to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose. The proxy is being solicited on behalf of the Board of Trustees.

  YOUR VOTE IS IMPORTANT. IN ORDER TO AVOID THE UNNECESSARY EXPENSE OF FURTHER SOLICITATION, WE URGE YOU TO INDICATE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY, DATE AND SIGN IT, AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS USE. THEREFORE, BY APPEARING AT THE MEETING, AND REQUESTING REVOCATION PRIOR TO THE VOTING, YOU MAY REVOKE THE PROXY AND YOU CAN THEN VOTE IN PERSON.

                                         By order of the Board of Trustees

                                         /s/ John I. Fitzgerald
                                         Secretary
                                         North American Funds

March 26, 1999

                             North American Funds

                                                                PROXY STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS
                   OF THE NORTH AMERICAN EQUITY INCOME FUND

                                  To be held
                                 May 12, 1999

  This proxy statement and the enclosed form of proxy are being furnished in connection with the solicitation of proxies by the Board of Trustees of North American Funds (the "Trust") for use at a Special Meeting of Shareholders of the North American Equity Income Fund (the "Fund") of the Trust to be held at the offices of Cypress Holding Company, Inc. ("CHC"), 125 High Street,14th Floor, Boston, MA 02110 on May 12, 1999 at 10:00 a.m. Eastern time, or at any adjournment thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Meeting (the "Notice"). The first mailing of this proxy statement and the enclosed form of proxy to shareholders is occurring on or about April 1, 1999.

  All shares of the Fund held by a shareholder of the Fund will be voted by the persons named as proxies in accordance with voting instructions received from such shareholder. Proxies submitted without voting instructions will be voted FOR the proposal set forth in the Notice (the "Proposal"), provided that the form of proxy is properly executed and returned.

  If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted at the Meeting as indicated thereon with respect to the Proposal stated therein. If a proxy card is returned that does not specify how to vote with respect to the Proposal, the shares represented by that proxy will be voted "FOR" the Proposal.

  In order that your shares may be represented at the Meeting, please indicate your voting instructions on the proxy card; date and sign the proxy card; mail the proxy card promptly in the enclosed postage-paid envelope; and allow sufficient time for the proxy card to be received on or before May 11, 1999.

  Under the Trust's Amended and Restated Agreement and Declaration of Trust, thirty percent of the shares entitled to vote on a matter shall constitute a quorum for the transaction of business on that matter. If a quorum is not present at the Meeting or a quorum is present at the Meeting but sufficient votes to approve the Proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those shares which they are entitled to vote "FOR" or "AGAINST" any such proposed adjournment in their discretion. An adjourned session may be held within a reasonable time after the adjournment and without further notice.

  Abstentions and "broker non-votes" (as defined below) are counted as shares eligible to vote at the Meeting in determining whether a quorum is present, but do not count as votes cast with respect to the Proposal. "Broker non-votes" are shares held by a broker or nominee as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker or nominee does not have discretionary voting power. Under the Investment Company Act of 1940, as amended (the "1940 Act"), the affirmative vote necessary to approve a matter under consideration may be determined with reference to a percentage of votes present at the Meeting, which would treat abstentions and broker non-votes as if they were votes against the Proposal.

  As used herein, a "Majority Vote" of the Fund means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund present at the Meeting or represented by proxy if more than 50% of the outstanding shares of the Fund are represented at the Meeting in person or by proxy.

  A proxy may be revoked at any time prior to the voting therefore by: (i) written instructions addressed to the Secretary of the Trust at the address of the Trust at 286 Congress Street, Boston, MA 02210; (ii) attendance at the Meeting and voting in person; or (iii) signing and returning a new proxy card (if returned and received in time to be voted).

  The cost of the preparation and distribution of these proxy materials, other solicitation costs, and the costs of the Meeting are being borne by the Fund. CypressTree Asset Management Corporation, Inc., the adviser to the Trust ("CAM"), is located at 286 Congress Street, Boston, Massachusetts 02210. In addition to the solicitation of proxies by the use of the mails, proxies may be solicited by officers and employees of the Trust or of its agents or affiliates, personally or by telephone. Brokerage houses, banks and other fiduciaries may be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. For those services, they will be reimbursed by the Fund for their out-of-pocket expenses. To assist in the solicitation of proxies, the Fund has retained Shareholder Communications Corporation at an estimated cost to the Fund of approximately $2,000 plus reimbursement of such firm's out-of-pocket expenses.

  The Trust is an open-end, management investment company organized as a business trust under the laws of the Commonwealth of Massachusetts on September 28, 1988. The Trust is a series type company with fifteen investment portfolios. The Fund is one of those portfolios.

  The Annual Report of the Trust, including audited financial statements for the fiscal year ended October 31, 1998 (the "Report"), has been previously sent to shareholders. The Trust will furnish an additional copy of the Report without charge to a shareholder who requests it by writing to John I. Fitzgerald, Secretary of the Trust, at 286 Congress Street, Boston, MA 02210 or by calling 1-800-872-8037.

  Shareholders of record at the close of business on March 15, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. Each shareholder is entitled to one vote for each full share, regardless of class. As of the Record Date, 9,931,450.25 shares of beneficial interest of the Fund were outstanding.

  CypressTree Investments, Inc. ("CII") is the parent of CAM. CHC owns 30.8% of the stock of CII. Berkshire Fund IV, L.P. ("Berkshire") owns, directly and indirectly through its ownership of 63.6% of the stock of CHC, approximately 71% of the stock of CII. Standish, Ayer & Wood, Inc. ("Standish") owns 15.2% of the stock of CII. Berkshire is an investment limited partnership sponsored by Berkshire Partners, LLC. Berkshire and its affiliated entities are located at One Boston Place, Boston, MA 02108. Standish, an investment counseling firm is located at One Financial Place, Boston, MA 02111.

  CAM is a wholly-owned subsidiary of CII and acts as adviser to all series of the Trust. The President and Chief Executive Officer of CAM is Bradford K. Gallagher. Mr. Gallagher and J. Christopher Clifford are the directors of CAM. Mr. Gallagher is also Chairman of the Board, Chief Executive Officer and a Trustee of the Trust. Mr. Gallagher's principal occupation is President and Chief Executive Officer of CHC located at 125 High Street, Boston, Massachusetts 02110. Mr. Clifford's principal occupation is Managing Director, Berkshire Partners, One Boston Place, Boston, Massachusetts 02108. CAM does not act as investment adviser to other mutual funds that have investment objectives and policies similar to those of the Fund.

  As of the Record Date, the officers and Trustees of the Trust as a group owned beneficially less than 1% of the outstanding shares of the Fund.

  The following shareholders, as of the Record Date, were beneficial owners of five percent or more of a class of shares of the Fund, as set forth in the table below:

                                                     Amount and
  Title                                              Nature of
   of                                                Beneficial   Percent of
  Class    Name and Address of Beneficial Owner      Ownership      Class
  -----  ---------------------------------------   -------------- ----------
 Class A Frontier Trust Co.                        644,957 shares   29.73%
         Trustee FBO Saia
         Motor Freight Line Inc.
         401k Plan c/o Barclay Group Springhouse
         Corp Center II
         323 Norristown Road
         Ambler, PA 19002

 Class A NALACO Pension Plan                       370,265 shares   17.07%
         for U.S. Members
         c/o Jim Crysdale at Elliott Page
         393 University Ave. #2100
         Toronto, Ontario M5G 1E6

  The following persons are both officers of the Trust and officers or directors of CAM: Bradford K. Gallagher (also a Trustee of the Trust), Joseph
T. Grause, Jr., Paul F. Foley, Thomas J. Brown and John I. Fitzgerald.

  Until March 31, 1999, T. Rowe Price Associates, Inc. ("TRP") will serve as sub-advisor to the Fund and, subject to the supervision and control of CAM and the Board of Trustees, will determine the securities to be purchased for and sold by the Fund. On February 26, 1999 TRP advised the Fund that it intended to resign as sub-advisor of the Fund effective at the close of business on March 31, 1999.

  Under an interim Sub-Advisory Agreement (the "Interim GAVIL Sub-Advisory Agreement") by and between CAM and Global Alliance Value Investors, Ltd. ("GAVIL"), GAVIL will serve as sub-advisor to the Fund beginning April 1, 1999, and, subject to the supervision and control of CAM and the Board of Trustees, will determine the securities to be purchased for and sold by the Fund. GAVIL's principal offices are at 985 Moraga Road, Lafayette, California 94549. CHC, an affiliate of CAM, owns approximately 80% of the outstanding voting stock of GAVIL. The purpose of this Meeting is to approve the New GAVIL Sub-Advisory Agreement (as defined below) so that GAVIL can continue to serve as sub-advisor to the Fund.

  The administrator and principal underwriter of the Fund is CypressTree Funds Distributors, Inc. ("CFD"), located at 286 Congress Street, Boston, MA 02210.

  As explained in more detail below, the sub-advisory agreement for the Fund with TRP will be terminated, and shareholders are being asked to approve a New Sub-Advisory Agreement between the Fund and GAVIL (the "New GAVIL Sub-Advisory Agreement"). The termination of TRP and the decision to retain GAVIL, along with the terms of the New GAVIL Sub-Advisory Agreement, are discussed below.

                                  PROPOSAL I

               APPROVAL OF A NEW SUB-ADVISORY AGREEMENT BETWEEN
                CYPRESSTREE ASSET MANAGEMENT CORPORATION, INC.
                   AND GLOBAL ALLIANCE VALUE INVESTORS, LTD.

Background

  Since October 1, 1997, CAM has served as investment advisor to the Fund pursuant to an Investment Advisory Agreement with the Trust dated October 1, 1997 (the "Investment Advisory Agreement"). The Investment Advisory Agreement provides, among other things, that in carrying out its responsibility to supervise and manage all aspects of the Fund's operations, CAM may engage, subject to approval of the Board of Trustees and, where required, the shareholders of the Fund, a sub-advisor to provide advisory services to the Fund. CAM may delegate to the sub-advisor, among other things, the duty to formulate and implement the Fund's investment program, including the duty to determine what issuers and securities will be purchased for or sold by the Fund.

  In accordance with this provision for delegation of authority, CAM entered into a sub-advisory agreement, dated October 1, 1997, with TRP (the "TRP Sub-Advisory Agreement"), pursuant to which the duties described above were delegated by CAM to TRP. The Investment Advisory Agreement and the TRP Sub-Advisory Agreement were approved by shareholders of the Fund on September 25, 1997. Shareholder approval was required under the 1940 Act because these agreements were taking effect for the first time. Prior to October 1, 1997, NASL Financial Services, Inc. ("NASL Financial") served as adviser to the Fund. Under the TRP Sub-Advisory Agreement and predecessor agreements with NASL Financial, TRP has served as sub-advisor to the Fund since the Fund's inception on October 1, 1996.

   As adviser, CAM regularly monitors the performance of any sub-advisor of the Fund, reports on and analyzes the Fund's investment performance for the Board of Trustees and evaluates alternative investment sub-advisors. The Board of Trustees had met with representatives of TRP on September 25, 1996, April 3, 1997 and September 25, 1997. In the first half of 1998, CAM became concerned with the relative investment performance of the Fund. On December 15, 1998, the Board of Trustees met with the Fund's portfolio manager to discuss the Trustees' concerns relating to the Fund's performance, among other matters.

  On February 26, 1999, TRP advised the Fund, CAM and the Trustees that it intended to resign as sub-advisor of the Fund effective March 31, 1999. At a meeting held on March 9, 1999, the Trustees voted to approve the appointment by CAM of GAVIL, effective April 1, 1999 (see "Proposed New Sub-Advisor and Evaluation of Trustees" below).

  In its on-going consideration of possible alternative sub-advisors for the various investment portfolios of the Trust, CAM has reviewed the investment performance of a number of investment advisers, including GAVIL. GAVIL's Chief Investment Officer, Nancy Tengler, since 1984 has managed assets in a style substantially similar to the Fund's investment objective and strategies. CAM has been impressed with the investment performance of Ms. Tengler and GAVIL's senior portfolio manager, Noel DeDora, in following a relative dividend yield valuation approach and a fundamental research technique known as "Value 30". Ms. Tengler's investment record was produced during employment at UBS Asset Management (New York) Inc. (a subsidiary of Union Bank of Switzerland) during 1994-1997; Spare, Tengler, Kaplan and Bischel during September 1989 through September 1994; and a subsidiary of Bank of California during 1984 through August 1989. In each of those investment management positions, Ms. Tengler had principal investment responsibility for assets managed in the relative dividend yield discipline, and had ultimate decision making authority over management of certain assets since 1993. For the period of 1993 through 1998, accounts using a relative dividend yield strategy and the "Value 30" investment philosophy with a select group of stocks managed by Ms. Tengler (i.e., limited to approximately thirty stocks), showed the following average annualized returns* adjusted to reflect the Fund's total expense ratio incurred in its most recent fiscal years:

                               1 Year   2 Years   3 Years   5 Years   6 Years
                               ended     ended     ended     ended     ended
                              December  December  December  December  December
                              31, 1998  31, 1998  31, 1998  31, 1998  31, 1998
                              --------  --------  --------  --------  --------
Tengler Accounts                17.58%    23.34%    20.05%    18.92%    17.80%
Lipper Equity Income Average    10.89%    18.80%    18.96%    16.66%    16.21%

-----------
* The returns for 1993 and 1994 represent the equity portion of balanced accounts managed solely by Ms. Tengler at Spare, Tengler, Kaplan and Bischel; the returns for 1995, 1996 and through June 30, 1997 represent the composite of all fully-discretionary accounts following the Value 30 strategy managed by Ms. Tengler and the Value Equities Group at UBS Asset Management. Returns for July 1, 1997 through December 31, 1998 represent the Value 30 composite at GAVIL which on December 31, 1998 consisted of four fully discretionary accounts following this strategy. The performance of the Tengler Accounts may not have been subject to the diversification requirements, investment limitations and other restrictions imposed on the Fund by the 1940 Act and the Internal Revenue Code, and may have been lower had the Tengler Accounts been subject to such restrictions. Historic performance of the Tengler Accounts is not indicative of performance expected of the Fund. The returns for 1993 through 1994 were calculated on a cash rather than accrual basis and therefore do not comply with the guidelines and requirements of the Association for Investment Management and Research ("AIMR"). The returns for 1995 through 1998 comply with the AIMR guidelines and requirements.

  GAVIL is an investment adviser and a corporation chartered under the laws of the State of Delaware and has its principal place of business at 985 Moraga Road,

Lafayette, California 94549. GAVIL'S President and Chief Executive Officer is Nancy Tengler. The Executive Vice President of GAVIL is Noel F. DeDora. Ms. Tengler, Bradford K. Gallagher, Arthur S. Loring, Harry Georgieff and Jeffrey
S. Garner are the directors of GAVIL. The following persons are both officers of the Trust and officers and directors of GAVIL: Mr. Gallagher (also a Trustee of the Trust and Chairman of the Board of GAVIL), Joseph T. Grause, Jr., Paul F. Foley, Thomas J. Brown and John I. Fitzgerald. The principal occupation of Ms. Tengler and Mr. DeDora is the management of GAVIL.

  During its review, CAM found the investment capabilities and performance record of Ms. Tengler and Mr. DeDora to be impressive (see above). Her "Value Plus" approach calls for investing in undervalued stocks having above market dividend yields for long-term earnings growth and increasing dividend payments. Effective December 31, 1998, CHC, the indirect parent company of CAM, acquired 80% of the common stock of GAVIL.

Proposed New Sub-Advisor and Evaluation of Trustees.

  At a meeting held on March 9, 1999, the Board received a proposal from CAM to replace TRP with GAVIL as sub-advisor to the Fund. The Board of Trustees, including the Trustees who are not interested persons of CAM, any of the sub-advisors of the Portfolios or the Trust, voted to accept the resignation of TRP as sub-advisor to the Fund effective March 31, 1999 and to approve the Interim Sub-Advisory Agreement with GAVIL with respect to the Fund and the New GAVIL Sub-Advisory Agreement between CAM and GAVIL effective upon approval by the Fund's shareholders. On April 1, 1999 GAVIL will begin serving as interim sub-advisor to the Fund in reliance on Rule 15a-4 under the 1940 Act, which permits GAVIL to serve as sub-advisor to the Fund, without shareholder approval, for a period of up to 120 days following the termination of the TRP Sub-Advisory Agreement. Under an order that North American Funds and CAM have received from the Securities and Exchange Commission, CAM is permitted to appoint, in certain instances, a sub-advisor pursuant to a sub-advisory agreement for a portfolio of the Trust without approval by shareholders (and not in reliance on Rule 15a-4). However, where an affiliate is proposed as a sub-advisor by CAM, shareholder approval is required. Because GAVIL is an affiliate of CAM under the 1940 Act, shareholder approval is required. Shareholders of the Fund are now being requested to approve the New GAVIL Sub-Advisory Agreement, which contains a reduced sub-advisory fee.

  The terms and conditions of the New GAVIL Sub-Advisory Agreement are identical in all material respects with those of the TRP Sub-Advisory Agreement with the exception of the effective date, the reduced sub-advisory fee and the identity of the sub-advisor. Subject to shareholder approval of the New GAVIL Sub-Advisor Agreement, the Board of Trustees has approved a proposal by CAM to amend the Investment Advisory Agreement to reduce the management fee paid by the Fund thereunder, as discussed below.

  In support of its recommendation to engage GAVIL as sub-advisor to the Fund pursuant to the terms of the New GAVIL Sub-Advisory Agreement, CAM informed the Board of Trustees of its belief that appointment of GAVIL as sub-advisor to the Fund would assist the Fund's efforts to achieve its investment objective.

  In evaluating the proposed New GAVIL Sub-Advisory Agreement, the Board of Trustees received information and reviewed materials furnished by CAM and GAVIL, including information about GAVIL's personnel, operations and anticipated management of the Fund as well as possible other sub-advisors for the Fund. Consideration was also given to the decreased fee rate to be payable to CAM by the Fund under the proposed arrangement.

  CAM's recommendation of GAVIL was based, among other factors, on (1) the performance of other accounts which have in the past been managed by GAVIL's investment professionals which have similar investment objectives to the Fund,
(2) the GAVIL personnel who will be involved in the management of the Fund, including the fact that the Chief Investment Officer of GAVIL will be head of the team responsible for managing the Fund, and (3) the reduced management fee which will be paid by the Fund under the Investment Advisory Agreement.

  The Investment Advisory Agreement currently provides for a fee payable by the Fund to CAM at an annual rate of .80% of the first $50 million of the Fund's average daily net assets; .70% of the amount of such assets between $50 million and $200 million; .60% of the amount of such assets between $200 million and $500 million; and .60% of the excess above $500 million. Given the greater efficiency to CAM in monitoring and supervising a sub-advisor that is a majority-owned subsidiary of its parent company, CAM proposes to reduce the investment management fee by .05% at each asset level if the New GAVIL Sub-Advisory Agreement with GAVIL is approved. If this reduction had been in effect during the fiscal year ended October 31, 1998, the Fund would have paid $1,211,960 in management fees, which represents a 6.83% decrease in the amount of fees actually paid, $1,300,804.

  The Board of Trustees, based on the factors discussed above, recommend that GAVIL be approved as the sub-advisor of the Fund. The Board of Trustees believe that the appointment of GAVIL as sub-advisor would be in the best interest of the Fund and its shareholders. This belief is based on their consideration of the following: (i) the experience of and investment record compiled by GAVIL investment principals; (ii) the operational and management support which will be provided to GAVIL by CAM; and (iii) the proposed reduction in the management fee.

The TRP Sub-Advisory Agreement

  The TRP Sub-Advisory Agreement was approved by the Trust's Board of Trustees, including a majority of the Trustees who were not "interested persons" of the Trust, as that term is defined in the 1940 Act (the "Independent Trustees"), on June 27, 1997.

  Under the terms of the TRP Sub-Advisory Agreement, TRP agreed to act as investment sub-advisor to the Fund, to manage the investment and to reinvest all assets of the Fund in accordance with the investment objective, investment policies and restrictions of the Fund (as set forth in the Fund's Prospectus and Statement of Additional Information). Subject to the supervision and control of CAM, which was in turn subject to the supervision and control of the Board of Trustees, TRP, in its discretion, determined and selected the securities to be purchased for and sold by the Fund from time to time and placed orders with and gave instructions to brokers, dealers and others to cause such transactions to be executed.

  Under the TRP Sub-Advisory Agreement, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations under the TRP Sub-Advisory Agreement, TRP was not liable to the Trust, its shareholders or CAM for any act or omission resulting in any loss suffered in any portfolio of the Trust in connection with any service provided under the TRP Sub-Advisory Agreement. The TRP Sub-Advisory Agreement provided that it would remain in effect for two years from the date of the agreement, and was renewable annually thereafter by specific approval of the Board of Trustees or by Majority Vote. In either event, such renewal was also required to be approved by the vote of a majority of the Independent Trustees. The TRP Sub-Advisory Agreement could be terminated at any time without penalty upon 60 days' written notice by either party and would automatically terminate in the event of the "assignment" by either party (as defined under the 1940 Act) or provided TRP had received prior written notice thereof, upon termination of the Investment Advisory Agreement.

  CAM was responsible for paying TRP's compensation for services provided under the TRP Sub-Advisory Agreement, which compensation was computed at an annual rate and was payable monthly in arrears, based on the average daily net assets of the Fund. For all services rendered, CAM, until May 1, 1998, paid TRP at the annual rate of .40% of the average daily net assets of the Fund not in excess of $50 million; plus .30% of the portion of such assets between $50 million and $200 million; .20% of the portion of such assets between $200 million and $500 million; and .20% of such assets in excess of $500 million. Since May 1, 1998, CAM has paid TRP at the annual rate of .40% of the Fund's average daily assets. GAVIL receives this rate of compensation under the Interim GAVIL Sub-Advisory Agreement, and will do so until the New GAVIL Sub-Advisory Agreement is approved and takes effect or the Interim GAVIL Sub-Advisory Agreement is otherwise terminated. Upon approval by shareholders of the New GAVIL Sub-Advisory Agreement, CAM's investment management fee will be reduced by .05% at each fee level.

  As a result of TRP's notice of resignation and the Trustee's acceptance thereof, the TRP Sub-Advisory Agreement will be terminated by CAM as of the close of business on March 31, 1999.

The New GAVIL Sub-Advisory Agreement

  The terms and conditions of the New GAVIL Sub-Advisory Agreement are the same in all material respects as those of the TRP Sub-Advisory Agreement, with the exception of the identity of the sub-advisor, the reduced sub-advisory fee rate and the effective date. In addition, certain non-material clarifying changes have been made to the New GAVIL Sub-Advisory Agreement. The Investment Advisory Agreement will be amended to reduce CAM's fee for advising the Fund upon shareholder approval of the New GAVIL Sub-Advisory Agreement (the "New Investment Advisory Agreement"). As compensation for the services to be rendered under the New GAVIL Sub-Advisory Agreement, CAM, and not the Trust or the Fund, will pay GAVIL a fee at the annual rate of .375% of the average net assets of the Fund not in excess of $50 million; plus .325% of such assets between $50 million and $200 million; .275% of such assets between $200 million and $500 million; and .275% of such assets in excess of $500 million. If the New GAVIL Sub-Advisory Agreement had been in effect during the fiscal year ended October 31, 1998, CAM would have paid GAVIL $605,980 in sub-advisory fees, which represents a 6.73% decrease in the amount of sub-advisory fees paid by CAM to GAVIL, $649,730.

Portfolio Transactions and Brokerage

  If the New GAVIL Sub-Advisory Agreement is approved, GAVIL would expect to follow the practices described below with respect to the portfolio transactions of the Fund.

  GAVIL places orders with broker-dealers for securities to be purchased by the Fund. The primary objective of GAVIL in choosing brokers for the purchase and sale of securities for the Fund's portfolio is to obtain the most favorable net results, taking into account such factors as price, commission, size of order, difficulty of execution and the degree of skill required of the broker-dealer. The capability and financial condition of the broker may also be criteria for choice of that broker. The placing and execution of orders for the Fund is also subject to restrictions under U.S. securities laws, including certain prohibitions against trading among the Fund and its affiliates (including GAVIL and its affiliates). The Fund may utilize affiliates of the Fund or GAVIL in connection with the purchase or sale of securities in accordance with rules or exemptive orders adopted by the Securities and Exchange Commission ("SEC") when GAVIL believes that the charge for the transaction does not exceed usual and customary levels. In addition, the Fund may purchase securities in a placement for which affiliates of the Fund or GAVIL have acted as agent to or for the issuers, consistent with applicable rules adopted by the SEC or regulatory authorization, if necessary. The Fund will not purchase securities from or sell securities to any affiliate of GAVIL acting as principal.

  GAVIL on behalf of the Fund may place brokerage transactions through brokers who provide GAVIL with investment research services, including market and statistical information and quotations for portfolio valuation purposes. The terms "investment research" and "market and statistical information and quotations" include advice as to the value of securities, the advisability of investing in, purchasing or selling securities and the availability of securities and potential buyers or sellers of securities, as well as the furnishing of analyses and reports concerning issuers, industries, securities, economic factors and trends and portfolio strategy, each and all as consistent with those services mentioned in Section 28(e) of the Securities Exchange Act of 1934, as amended.

  Research provided to GAVIL in advising the Fund is in addition to and not in lieu of the services required to be performed by GAVIL itself, and GAVIL's fees will not be reduced as a result of the receipt of such supplemental information. It is the opinion of management of GAVIL that such information is only supplementary to GAVIL's own research efforts, since the information must still be analyzed, weighed and reviewed by GAVIL's staff. Such information may be useful to GAVIL in providing services to clients other than the Fund, and not all such information is necessarily used by GAVIL in connection with the Fund. Conversely, information provided to GAVIL by brokers and dealers through whom other clients of GAVIL effect securities transactions may prove useful to GAVIL in providing services to the Fund.

Brokerage Transactions with Affiliates

  GAVIL may, if the New Sub-Advisory Agreement is approved, cause the Fund to pay brokerage commissions to an affiliated broker for acting as agent on purchases and sales of securities for the portfolio of the Fund. SEC rules require that commissions paid to an affiliated broker of an adviser or sub-adviser to a mutual fund for portfolio transactions not exceed "usual and customary" brokerage commissions. The rules define "usual and customary" commissions to include amounts which are "reasonable and fair compared to the commission, fee or other remuneration received or to be received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time." The Trustees, including the Independent Trustees, have adopted procedures for evaluating the reasonableness of commissions paid to affiliated brokers and will review these procedures periodically. Currently, GAVIL does not propose to utilize an affiliated broker-dealer to execute Fund transactions.

  If the New GAVIL Sub-Advisory Agreement is approved by the shareholders of the Fund, it will become effective on or about May 13, 1999. The New GAVIL Sub-Advisory Agreement will remain in effect for an initial two year term and is renewable thereafter by specific approval of the Board of Trustees or by vote of a Majority Vote of the Fund's shareholders. In either event, such renewal shall also be required to be approved by the vote of a majority of the Independent Trustees. Like the TRP Sub-Advisory Agreement, the New GAVIL Sub-Advisory Agreement may be terminated at any time without penalty upon 60 days' written notice to the other party to the agreement, and will automatically terminate in the event of its "assignment" by either party (as defined under the 1940 Act) or upon termination of the New Investment Advisory Management Agreement provided GAVIL has received prior written notice thereof. If the New GAVIL Sub-Advisory Agreement is not approved by shareholders at the Meeting, then the Interim GAVIL Sub-Advisory Agreement will be terminated no later than 120 days after April 1, 1999 and the Board of Trustees will consider such other actions, including the appointment of a new sub-advisor, as may be in the best interests of the Fund and its shareholders.

  As discussed above, the Board of Trustees and CAM believe that approval of the New GAVIL Sub-Advisory Agreement is in the best interest of the Fund and its shareholders.

  Based upon its evaluation, the Board of Trustees has concluded that CAM's engagement of GAVIL as sub-advisor to the Fund likely would offer the Fund access to highly effective management and advisory services and capabilities. The Board of Trustees concluded further that the terms of the New Investment Advisory Agreement and the New GAVIL Sub-Advisory Agreement, including the reduced fees contemplated thereby, are fair and reasonable and in the best interests of the Fund and its shareholders.

  In order to provide for the services described in the New GAVIL Sub-Advisory Agreement, the shareholders are being asked to approve the New GAVIL Sub-Advisory Agreement. Since GAVIL is an affiliated company of CAM, shareholder's approval of the New GAVIL Sub-Advisory Agreement is required.

  Approval of the New GAVIL Sub-Advisory Agreement will require a Majority Vote of the shareholders of the Fund.

Shareholder Proposals at Future Meetings

  The Trust does not hold annual or other regular meetings of shareholders. Shareholder proposals to be presented at any future meetings of shareholders of the Trust must be received by the Trust at a reasonable time before the Trust's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials relating to that meeting.

              THE TRUSTEES, INCLUDING THE DISINTERESTED TRUSTEES,
               UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS VOTE
                "FOR" PROPOSAL I. ANY UNMARKED PROXIES THAT ARE
                 RETURNED ON A TIMELY BASIS WILL BE SO VOTED.

                             NORTH AMERICAN FUNDS
    North American Funds, 286 Congress Street, Boston, Massachusetts 02210
This proxy is solicited on behalf of the Board of Trustees of the North American Funds (the "Trust") for the Special Meeting of Shareholders of the North American Equity-Income Fund (the "Fund") to be held on May 12, 1999 (the "Meeting"). The undersigned hereby appoints Joseph T. Grause, Jr., John I. Fitzgerald, Thomas J. Brown and Leana D. Vacirca, and each of them, attorneys and proxies for the undersigned, with full power of substitution to represent the undersigned and vote on behalf of the undersigned all shares, which the undersigned is entitled to vote at the Meeting to be held at the offices of Cypress Holding Company, Inc., 125 High Street, 14th Floor, Boston, Massachusetts 02110 on May 12, 1999 at 10:00 a.m., Eastern Time, and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and accompanying Proxy Statement and hereby instructs said attorneys and proxies to vote such shares as indicated hereon. A majority of the proxies present and acting at the Meeting in person or by substitutes (or, if only one shall be present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN BELOW AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.
------------------------------------------------------------------------------
HAS YOUR ADDRESS CHANGED?            DO YOU HAVE ANY COMMENTS?

__________________________           ________________________________

__________________________           ________________________________

__________________________           ________________________________

[X]     PLEASE MARK VOTE
        AS IN THIS EXAMPLE


   Please indicate your vote by marking an "X" in the appropriate box below.
    This Proxy, if properly executed, will be voted in the manner directed by the shareholder. If no direction is made, this Proxy will be voted FOR the proposal. Please refer to the Proxy Statement for a discussion of the proposal.


1.  Approval of a new subadvisory agreement        For   Against   Abstain
    between CypressTree Asset Management
    Corporation, Inc. and Global Alliance          [_]     [_]       [_]
    Value Investors, Ltd. with respect to the North American Equity Income Fund.

                                           --------------
                                            Date

Please be sure to sign and date this Proxy.                   Mark box at right if an address change or comment
---------------------------------------------------------     has been noted on this card.       [_]

                                                              The Board of Trustees unanimously recommends that shareholders
Shareholder sign here                  Co-owner sign here     vote FOR the Proposal.
---------------------------------------------------------




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